10.4 DIRECTORS' OPTION AGREEMENT


<<Date of Grant>>

<<Name of Grantee>>
<<Street>>                                      Directors' Option Agreement
<<City, State, Zip>>


      Congratulations. You have been granted a Stock Option under the Company's Stock Incentive Plan (the "Plan") on the following terms:

      1. Number of Shares. The number of Shares of Common Stock of the Company that you may purchase under this Option is:<<Number>>

      2. Exercise Price. The exercise price to purchase Shares under this Option is: $<<Price>> per Share.

      3. Vesting. [The Shares originally subject to this Option will vest and become exercisable as follows: (i) as to no more than 1,000 of the Shares originally subject to the Option on the Date of Grant (or such lesser number as remain subject to the Option in the case of an Option granted to a Director filling a vacancy); (ii) as to no more than 2,000 of the Shares originally subject to the Option on the first Meeting Date following your election or appointment, as the case may be (or such lesser number as remain subject to the Option in the case of an Option granted to a Director filling a vacancy); and
(iii) as to the remaining 2,000 Shares originally subject to the Option on the second Meeting Date following such Director's election or appointment, as the case may be (or such lesser number as remain subject to the Option in the case of an Option granted to a Director filling a vacancy)] [50% of the Shares originally subject to this Option will vest and become exercisable on each Meeting Date if you are a Director at the time of the adjournment of the meeting of shareholders held on such Meeting Date.] [All of the Shares subject to the Option are vested and fully exercisable.] Notwithstanding any other provision hereof, this Option, to the extent that it has not previously been exercised or lapsed, shall vest fully and become exercisable upon the occurrence of any Change in Control if you are then a Director.

      4. Lapse. This Option will lapse and cease to be exercisable upon the earliest of:

            (i) the expiration of 10 years from the date of this Agreement,

            (ii) nine months after you cease to be a Director because of your death or Disability,

            (iii) immediately upon your resignation as a Director, or

            (iv) one year after you cease to be a Director for any reason other than your death, disability or resignation.

      5. Taxation. This Option is a Nonqualified Option. You will have taxable income upon the exercise of this Option.

      6. Exercise. This Option may be exercised by the delivery of this Agreement, with the notice of exercise attached hereto properly completed and signed by you, to the Treasurer of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. The Exercise Price must be paid in cash by (a) delivery of a certified or cashier's check payable to the order of the Company in such amount,
(b) wire transfer of immediately available funds to a bank account designated by the Company, or (c) reduction of a debt of the Company to you. This Option may be exercised as to less than all of the Shares purchasable hereunder, but not for a fractional share, nor may it be exercised as to less than 100 Shares unless it is exercised as to all of the Shares then available hereunder.

      7. No Transfer. This Option may not be sold, pledged nor otherwise transferred other than by will or the laws of descent and distribution; and it may be exercised during your lifetime only by you. This Agreement is neither a negotiable instrument nor a security (as such term is defined in Article 8 of the Uniform Commercial Code).

      8. Not An Employment Agreement. This Agreement is not an employment agreement and nothing contained herein gives you any right to continue to be a Director of the Company or affect the right of the shareholders to terminate your directorship.

      9. Plan Controls. This Agreement is an Option Agreement (as such term is defined in the Plan) under Article 7 of the Plan. The terms of this Agreement are subject to, and controlled by, the terms of the Plan, as it is now in effect or may be amended from time to time hereafter, which are incorporated herein as if they were set forth in full. Any words or phrases defined in the Plan have the same meanings in this Agreement. The Company will provide you with a copy of the Plan promptly upon your written or oral request made to its Treasurer.

      10. Miscellaneous. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or termination is sought. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Agreement shall be governed by the laws of the State of Ohio.

      Please acknowledge your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it promptly to the Company.

                                    PH GROUP INC.


                                    By:
                                       ------------------------------------
                                       Charles T. Sherman, President

Accepted and Agreed to as of
the date first set forth above:


-----------------------------------
<<Name of Grantee>>

OPTION EXERCISE FORM

      The undersigned hereby exercises the right to purchase ________________ shares of Common Stock of the Company pursuant to the Option Agreement dated
<<Date of Grant>> under the Company's Stock Incentive Plan. The undersigned hereby represents and warrants to the Company that he or she is not exercising such rights nor planning to transfer such shares while in the possession of material inside information relating to the Company.


Date:
     ----------------------------------

                                    -------------------------------------
                                    <<Name of Holder>>





Sign and complete this Option Exercise Form and deliver it to:

PH Group Inc.
Attn.:  Treasurer
2365 Scioto Harper Drive
Columbus, Ohio  43204

together with the option price in cash by (a) delivery of a certified or cashier's check payable to the order of the Company in such amount, (b) wire transfer of immediately available funds to a bank account designated by the Company, or (c) reduction of a debt of the Company to you.